UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2025
__________________________
2seventy bio, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40791	86-3658454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street,		02142
Cambridge, MA
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 675-7270
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Effective January 6, 2025, the Board of Directors of 2seventy bio, Inc. (the “Company”) appointed Jessica Snow to the position of Chief Operating Officer.

Ms. Snow, age 45, joined the Company in 2021 and most recently served as Senior Vice President of Quality & Head of Operations from April 2024 until her January 2025 promotion to Chief Operating Officer. Ms. Snow previously served as the Company’s SVP of Quality from November 2021 to April 2024 and held Quality leadership roles at bluebird bio from 2018 to October 2021.

There are no arrangements or understandings between Ms. Snow and any other persons pursuant to which she was appointed as an executive officer of the Company. Additionally, Ms. Snow is not a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K, nor does she have any family relationships with any of the Company’s directors or executive officers.

The specific compensatory plan, contract or arrangement for Ms. Snow has not been finally determined at this time and, therefore, is currently unavailable. The Company will file an amendment to this Current Report on Form 8-K containing such information when it becomes available.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2025	2seventy bio, Inc.

	By:	/s/ Victoria Eatwell
Victoria Eatwell
Chief Financial Officer
(Principal Financial and Accounting Officer)